Exhibit 3.(b)

SECOND AMENDED AND RESTATED BYLAWS

OF

SAUL CENTERS, INC.

(As in Effect as of June 22, 2017)

SECOND AMENDED AND RESTATED BYLAWS

OF

SAUL CENTERS, INC.

Incorporated under the Laws of the State of Maryland

ARTICLE I

OFFICES AND RECORDS

Section 1.1. Principal Office. The address of the principal office of the Corporation in the State of Maryland shall be located at such place as the Corporation’s Board of Directors may designate.

Section 1.2. Additional Offices. The Corporation may have such other offices, either within or without the State of Maryland, as the Board of Directors from time to time may designate or as the business of the Corporation from time to time may require.

Section 1.3. Books and Records. The books and records of the Corporation may be kept outside the State of Maryland at such place or places as from time to time may be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

Section 2.1. Annual Meeting. An annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board of Directors. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid act of the Corporation.

Section 2.2. Special Meetings. Subject to the rights of the holders of any series of preferred stock of the Corporation (the “Preferred Stock”) to elect additional directors under specified circumstances, special meetings of the stockholders may be called only by the Chairman of the Board, the President, the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors, constituting the whole Board of Directors (the “Whole Board”), or by written request to the Secretary by the holders of not less than 25 percent of the shares outstanding and entitled to vote at such meeting; provided that (a) the Secretary shall inform the stockholders requesting such meeting of the reasonably estimated cost of preparing and disseminating notice thereof and shall not be required to give such notice until the Corporation has received payment in such amount from such stockholders and (b) unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting (the “Voting Stock”), the Secretary shall not be required to call a special meeting to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the twelve (12) months preceding the request to call such new special meeting.

Section 2.3. Place of Meeting. Meetings shall be held at the principal office of the Corporation or at such other place, within or without the State of Maryland, as the Board of Directors by resolution may designate from time to time.

Section 2.4. Notice of Meeting. Written, printed or electronic notice, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation, not less than ten (10) days nor more than ninety (90) days before the date of the meeting, either personally, by mail, by electronic transmission or by other means permitted under Maryland law to each stockholder of record entitled to vote at such meeting and to each other stockholder or other person if any, entitled to notice of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation, his or her residence or usual place or business. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 2.5 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date scheduled for such meeting.

Section 2.5. Meeting without Notice; Waiver of Notice. Either before or after a stockholders’ meeting, a stockholder may waive notice thereof by executing a waiver of notice to be filed with the Corporation’s records of stockholder meetings. Any such written notice shall be deemed to be the equivalent of notice pursuant to Section 2.4 hereof. Attendance at a stockholders’ meeting, either in person or by proxy, by a person entitled to notice thereof shall constitute a waiver of notice of the meeting unless such person attends for the sole and express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

Section 2.6. Quorum. Except as otherwise provided by law or by the Articles of Incorporation of the Corporation, as the same may be amended or restated from time to time (the “Charter”), the holders of a majority of the Voting Stock, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business.

Section 2.7. Adjournment. A meeting of stockholders convened on the date for which it was called may be adjourned prior to the completion of business thereat to a date not more than one hundred twenty (120) days after the record date of the original meeting. Notice of a subsequent meeting held as a result of an adjournment, other than by announcement at the meeting at which the adjournment was taken, shall not be necessary. If a quorum is present or represented at such subsequent meeting, any business may be transacted thereat which could have been transacted at the meeting which was adjourned.

Section 2.8. Proxies. At all meetings of stockholders, a stockholder entitled to vote may vote in person or by proxy executed in writing thereby, or by his duly authorized attorney-in- fact. A proxy shall not be valid after eleven (11) months from the date of its execution unless a longer period is expressly stated therein. Each proxy must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting to which it relates.

Section 2.9. Notice of Stockholder Business and Nominations.

A. Annual Meeting of Stockholders

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.4 of these Bylaws; (b) by or at the direction of the Chairman of the Board of Directors; (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who has complied with the notice procedures set forth in clauses (2) and (3) of this Paragraph (A) and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation; or (d) to the extent required by other applicable law and subject to the applicable requirements provided herein.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of Paragraph (A)(1) of this Section 2.9, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal office of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such first anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended or any successor thereto (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s stock transfer books, and of such beneficial owner; (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner; and (iii) the date or dates upon which the stockholder acquired ownership of such Shares.

(3) Notwithstanding anything in the second sentence of Paragraph (A)(2) of this Section 2.9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by Paragraph A of this Section 2.9 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

B. Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.4 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.9 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by Paragraph (A)(2) of this Section 2.9 shall be delivered to the Secretary at the principal office of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the seventieth (70th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

C. General.

(1) Only persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Charter or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in this Section 2.9 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective nomination or proposal shall be disregarded.

(2) For purposes of this Section 2.9, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or to create any additional rights with respect to any such inclusion.

Section 2.10. Procedure for Election of Directors. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and, except as otherwise expressly provided with respect to the right of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect. Voting on any other question or election may be viva voce, unless the chairman of the meeting shall order, or any stockholder shall demand, that voting be by written ballot.

Section 2.11. Vote of Stockholders. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances and to the laws of the State of Maryland, each stockholder having the right to vote shall be entitled at every meeting of stockholders to one (1) vote for every share standing in his name on the record date fixed by the Board of Directors pursuant to Section 5.2 of these Bylaws. Except as otherwise provided by law, the Charter, these Bylaws, any resolution adopted by the Board of Directors authorizing a series of Preferred Stock, or any resolution adopted by a majority of the Whole Board, all matters submitted to the stockholders at any meeting (other than the election of directors) shall be decided by a majority of the votes cast with respect thereto.

Section 2.12. Opening and Closing the Polls. The chairman of the meeting shall fix, and announce at the meeting, the date and time of the opening and the closing of the polls for each matter upon which the stockholders are to vote at the meeting.

Section 2.13. Inspectors. At any meeting of stockholders, the chairman of such meeting may, and upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspector or inspectors shall ascertain and report the number of shares represented at such meeting in person or by proxy, based upon the determination of such inspector or inspectors of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct voting with impartiality and fairness to all stockholders. Each report of inspectors shall be in writing and signed by the inspector or, if there is more than one, by a majority of inspectors acting at such meeting, in which event the report of the majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at a meeting and the results of voting thereat shall be prima facie evidence thereof.

Section 2.14. Informal Action. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if the following are filed with the Corporation’s records of stockholder meetings:

(1) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote thereon; and

(2) a written waiver of any right to dissent signed by each stockholder, if any, entitled to notice of the meeting but not entitled to vote thereat.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, its Board of Directors. In addition to the powers and authorities expressly conferred by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Charter or these Bylaws required to be exercised or done by the stockholders.

Section 3.2. Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the Whole Board, but shall consist of not more than fifteen (15) nor less than three (3) directors; provided that if, at any time, the Corporation has fewer than three (3) stockholders, the number of directors may be less than three (3), but not less than the number of stockholders. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible. Each director shall hold office until his or her successor shall have been duly elected and qualified, or until his or her death or until he or she shall resign or be removed from office. At each annual meeting of stockholders (a) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third (3rd) succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified and (b) if authorized by resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

Section 3.3. Chairman of the Board. The Chairman of the Board shall be chosen from among the directors by a majority of the directors. The Chairman of the Board shall be a director and may, but need not, be an officer of the Corporation. The Chairman of the Board shall preside, when present, at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall make reports to the Board of Directors and the stockholders as are properly required by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

Section 3.4. Regular Meetings. A regular meeting of the Board of Directors to elect officers and consider other business shall be held without notice other than this Section 3.4 immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, designate the time and place for additional regular meetings without notice other than such resolution.

Section 3.5. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meeting.

Section 3.6. Notice. Notice of any special meeting shall be given to each director at his business or residence personally by United States mail, courier, telephone or facsimile or electronic transmission. If mailed, such notice shall be deemed adequately delivered if deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If sent by courier, such notice shall be deemed adequately delivered if deposited with or delivered to a courier properly addressed at least two (2) days before such meeting. If personally or by telephone, facsimile or electronic transmission, the notice shall be deemed adequately delivered if given at least twelve (12) hours prior to the time set for the meeting. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer back indicating receipt. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Article VII hereof. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless he or she attends for the sole and express purpose of objecting to the transaction of business on the grounds that the meeting was not lawfully called or conversed.

Section 3.7. Quorum. A number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as may otherwise be provided by the Charter, these Bylaws or applicable law, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 3.8. Participation By Conference Telephone. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.

Section 3.9. Presumption of Assent. A director of the Corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof.

Section 3.10. Adjournments. Any meeting of the Board of Directors may be adjourned prior to the completion of business thereat. Notice of the subsequent meeting held as a result of an adjournment, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. If a quorum is present at such subsequent meeting, any business may be transacted thereat which could have been transacted at the meeting which was adjourned.

Section 3.11. Informal Action. If all of the directors consent in writing or by electronic transmission to any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof and the writing or transmission evidencing such consent is filed by the Secretary of the Corporation with the minutes of proceedings of the Board of Directors or such committee, the action shall be as valid as though it had been taken at a meeting of the Board or committee.

Section 3.12. Vacancies. Except as otherwise provided in this Section 3.12, subject to the rights of the holders of any series of Preferred Stock to elected additional directors under specified circumstances, unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, or other cause (unless such vacancy is eliminated by a reduction in the size of the Board of Directors), and newly created directorships resulting from any increase in the authorized number of directors, shall be filled by the affirmative vote of a majority of the remaining directors.    Subject to the second sentence of Section 3.2, directors so elected shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director. Vacancies on the Board of Directors due to the removal of a director (unless such vacancy is eliminated by a reduction in the size of the Board of Directors) shall be filled by the stockholders at an annual or special meeting called for that purpose. Subject to the second sentence of Section 3.2, directors so elected shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until each such director’s successor shall have been duly elected and qualified.

Section 3.13. Resignation. Any director, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President or the Secretary. No action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

Section 3.14. Removal. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75 percent of the then outstanding Voting Stock, voting together as a single class.

Section 3.15. Committees. The Board of Directors, by resolution or resolutions passed by a majority of the Whole Board, may designate one or more committees which, to the extent provided in such resolution or resolutions, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation to the extent consistent with the Maryland General Corporation law, as amended from time to time, or any success or statute thereto (the “MGCL”). Each committee shall consist, of one (1) or more directors of the Corporation, including, without limitation the following committees: Executive Committee, Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. Notice of meetings shall be given in the same manner as notice for special meetings of the Board of Directors. Unless the Board of Directors shall provide otherwise, the presence of one-half (1/2) of the total membership of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee and the act the sole director or, if the committee consists of more than one director, of a majority of those present shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two (2) members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide. Each committee shall keep regular minutes of its proceedings and report the same to the full Board of Directors when so requested.

ARTICLE IV

OFFICERS

Section 4.1. Categories of Officers. The elected officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include a Chief Executive Officer, Chief Financial Officer and one or more Vice Presidents. Such other officers, assistant officers, agents and employees as the Board of Directors may from time to time deem necessary may be elected or appointed by the Board of Directors, the Chief Executive Officer or, if there is no Chief Executive Officer, the President. Two or more offices may be held by the same person, except that a person may not concurrently serve as the President and a Vice President. Each officer chosen or appointed in the manner prescribed by the Board of Directors shall have such powers and duties as generally pertain to his or her office or offices, subject to the specific provisions of this Article IV. Such officers also shall have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof authorized to do so.

Section 4.2. Term of Office. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death or until he or she shall resign or be removed from office. In the event of the absence or disability of any officer, the Board of Directors, the Chief Executive Officer or, if there is no Chief Executive Officer, the President may designate another officer to act temporarily in place of the absent or disabled officer.

Section 4.3. Chief Executive Officer. The Board of Directors may designate a Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation, shall be responsible for general management of the affairs of the Corporation and shall perform all duties incidental to the office as may properly be required by the Board of Directors. Except where by law the signature of the President is required, the Chief Executive Officer shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors.

Section 4.4. Chief Financial Officer. The Board of Directors or Chief Executive Officer may designate a Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall perform all duties incidental to the office as may properly be required by the Board of Directors, the Chief Executive Officer or the President.

Section 4.5. President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. If there is no Chief Executive Officer or if the Chief Executive Officer is unable to act, the President shall perform all duties of the Chief Executive Officer. The President may sign, alone or with the Secretary or any Assistant Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors.

Section 4.6. Vice President. The Vice President or Vice Presidents, if any, shall perform the duties of the President in the absence or disability of the President, and shall have such powers and perform such other duties as the Board of Directors, the Chief Executive Officer or the President from time to time may prescribe.

Section 4.7. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law by the Charter or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Board of Directors, the Chief Executive Officer or the President, upon whose request the meeting is called, as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer or the President. The Secretary shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chief Executive Officer or the President, and attest to the same.

Section 4.8. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation in such manner as may be ordered by the Board of Directors, the Chief Executive Officer or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the Board of Directors, the Chief Executive Officer or the President, whenever requested, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe. The Treasurer also shall perform such duties and have such powers of the Board of Directors from time to time may prescribe.

Section 4.9. Salaries. The Board of Directors shall fix the salaries of the Chief Executive Officer and the President of the Corporation or may delegate the authority to do so to a duly constituted Compensation Committee. The salaries of other officers, agents and employees of the Corporation may be fixed by the Board of Directors, by a committee of the Board, by the Chief Executive Officer or by another officer to whom that function has been delegated by the Board or the Chief Executive Officer.

Section 4.10. Removal. Any officer elected by the Board of Directors or appointed in the manner prescribed thereby may be removed by a majority of the members of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election or appointment of his or her successor, his or her death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment or similar contract or under an employee deferred compensation plan.

Section 4.11. Vacancies. Any newly created office or vacancy in any office because of death, resignation or removal shall be filled by the Board of Directors or, in the case of an office not specifically provided for in Section 4.1 hereof, by or in the manner, prescribed by the Board of Directors. The officer so selected shall hold office until his or her successor is duly selected and shall have qualified, unless he or she sooner resigns or is removed from office in the manner provided in these Bylaws.

Section 4.12. Resignations. Any officer may resign at any time by serving written notice of such resignation on the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chief Executive Officer, the President or the Secretary. No action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

ARTICLE V

STOCK CERTIFICATES AND TRANSFERS

Section 5.1. Share Certificates. The Corporation may, at its option, but shall not be required to, issue a certificate or certificates representing the shares of stock held by stockholders. In the event the Corporation issues shares of stock represented by certificates, such certificates shall be in a form approved by the Board of Directors and consistent with the MGCL, which shall represent and certify the number, kind and class of shares owned by him or her in the Corporation. Each certificate shall be signed by the Chief Executive Officer, President or Vice President, and by the Secretary or the Treasurer and, pursuant to resolutions of the Board of Directors, any such signature may be in facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate has ceased to hold such office before the certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he or she held such office at the date of issue. To the extent required by the MGCL, the Corporation shall provide to the record holder of uncertificated shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no difference in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 5.2. Record Date and Closing of Transfer Books. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of stockholders for any other proper purpose. The record date may not be prior to the close of business on the day the record date is fixed. Such date shall be not more than ninety (90) days, and in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the action requiring such determination of stockholders is to be taken. The stock transfer books of the Corporation may not be closed for a period longer than twenty (20) days. If no record date is fixed and the Corporation’s stock transfer books are not closed, the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the later of (a) the close of the business on the day on which notice of the meeting is mailed or (b) the thirtieth (30th) day before the meeting. If no record date is fixed, the record date for determining stockholders for any purpose other than that specified in the preceding sentence shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of stockholders of record entitled to notice of, or to vote at, any meeting of stockholders has been made as provided in this Section 5.2, such determination shall apply to any future meeting in respect of any adjournment thereof, unless the directors fix a new record date under this section for such future meeting or such meeting is adjourned to a date more than one hundred twenty (120) days after the record date originally fixed for the meeting.

Section 5.3. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of the State of Maryland, shall not be bound to recognize any equitable or other claim to or interest in the shares. Shares of the Corporation only shall be transferred on its books upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon presentation of adequate evidence of the validity of the transfer under this Section 5.3 and the laws of the State of Maryland. In that event, the surrendered certificates shall be cancelled, new certificates issued to the person entitled to them and the transaction recorded on the books of the Corporation. Shares of stock of the Corporation that are not represented by a certificate shall be transferable or assignable on the stock transfer books of the Corporation by the holder submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may reasonably require. Upon transfer of uncertificated shares of stock, to the extent required by the MGCL, the Corporation shall provide to the record holder of such uncertificated shares a written statement of the information required by the MGCL to be included on stock certificates.

Section 5.4. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit that it is destroyed or lost; provided, however, if such shares of stock have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, as a condition precedent to issuing the new certificate, the owner shall be required to give the Corporation a bond (in an amount determined by the Corporation) as indemnity against any claim that may be made against the Corporation on the certificate allegedly destroyed or lost.

Section 5.5. Fractional Stock. The Board of Directors may authorize the Corporation to issue fractional stock or scrip, all on such terms and under such conditions as they may determine.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of January and end on the thirty-first (31st) day of December of each year.

Section 6.2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Charter.

Section 6.3. Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Maryland.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 6.4. Execution of Written Instruments. Contracts, deeds, documents, and other instruments shall be executed by the Chief Executive Officer, the President or a Vice President and, if required, attested by the Secretary or an Assistant Secretary, unless the Board of Directors shall, in a particular situation, designate another procedure for their execution or person to execute such documents.

Section 6.5. Signing of Checks and Notes. Checks, notes, drafts, and demands for money shall be signed by such person or persons as may be designated by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the President.

Section 6.6. Voting of Securities Held in Other Entities. In the absence of other arrangements by the Board of Directors, securities issued by any other corporation, partnership or other entity and owned or controlled by this Corporation may be voted at any security-holders meeting of such other entity by the Chief Executive Officer of this Corporation or, if he or she is not present at the meeting, by the President or any Vice President of this Corporation, and in the event none of the Chief Executive Officer, the president or any Vice President is to be present at a meeting, the securities may be voted by such person as the Chief Executive Officer and the Secretary of the Corporation shall, by duly executed proxy, designate to represent the Corporation at the meeting.

Section 6.7. Indemnification and Insurance.

A. Each director (as that term is defined in Section 2-418 of the MGCL), or officer of the Corporation who is made a party (as that term is defined in Section 2-418 of the MGCL) to a proceeding (as that term is defined in Section 2-418 of the MGCL) whether the basis of such proceeding is alleged action in an official capacity (as that term is defined in Section 2-418 of the MGCL) as a director or officer or in any other capacity (including, without limitation, service at the request of the Corporation for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise or employee benefit plan), shall be indemnified and held harmless to the fullest extent authorized by the MGCL (but, in the case of any amendment of the MGCL, only to the extent that such amendment permits the Corporation to provide broader indemnification rights then said law permitted the Corporation to provide prior to such amendment), against all judgments, penalties, fines, settlements and expenses (including, without limitation, attorneys’ fees, ERISA excise taxes or penalties) reasonably incurred by such person in connection therewith and indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph B of this Section 6.7 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. If a claim under paragraph A of this Section 6.7 is not paid in full by the Corporation within thirty (30) calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter (but prior to payment of the claim) bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the MGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense, to the action or create, a presumption that the claimant has not met the applicable standard of conduct.

C. Following any “change in control” of the Corporation of the type required to be reported under Item 5.01 of Form 8-K promulgated under the Exchange Act, any determination as to entitlement to indemnification shall be made by independent legal counsel selected by the claimant, which such independent legal counsel shall be retained by the Board of Directors on behalf of the Corporation.

D. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 6.7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

E. The Corporation may purchase and maintain insurance, at its expense, on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who while a director, officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the Corporation would have the power to indemnify such person against such expense, liability under the MGCL.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights of indemnification and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 6.7 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

G. The right to indemnification conferred in this Section 6.7 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the MGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of (a) a written affirmation of the director or officer of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and (b) a written undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that the standard of conduct has not been met.

H. Notwithstanding any other provision of this Section 6.7, the right to indemnification hereunder shall not apply to any judgments, penalties, fines and amounts paid in settlement in a proceeding, in whole or in part, for an accounting of profits made from the purchase and sale (or sale and purchase) by the claimant of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act, or similar provisions of state statutory law or common law; provided, however, the Corporation shall pay expenses incurred by the claimant in connection with any such proceeding.

I. Neither the amendment nor repeal of this Section 6.7, nor the adoption or amendment of any other provision of the Bylaws or Charter inconsistent with this Section 6.7, shall eliminate or reduce the protection afforded by this Section 6.7 with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 6.8. Reliance. Each director, officer, employee and agent of the Corporation, in the performance of his or her duties with respect to the Corporation, shall be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any other of its officers, employees or agents, or by the advisors, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel, expert or consultant also is a director.

ARTICLE VII

AMENDMENTS

These Bylaws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of the proposed change was given (a) in the case of a meeting of the stockholders, in the notice of the meeting delivered pursuant to Section 2.4 of these Bylaws and (b) in the case of a meeting of the Board of Directors, in a notice given no less than two (2) days prior to the meeting; provided, however, that, in the case of amendments by stockholders, notwithstanding any other provisions of these Bylaws or the Charter or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Charter or these Bylaws with respect to any series of Preferred Stock, the affirmative vote of the holders of that proportion of the then-outstanding Voting Stock necessary to approve an amendment to the Corporation’s Charter pursuant to the MGCL, voting together as a single class, shall be required to alter, amend or repeal any provision of these Bylaws.

ARTICLE VIII

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Corporation consents in writing to the selection of an alternative forum, the courts of the State of Maryland in the jurisdiction in which the principal office (as defined in the MGCL) of the Corporation is located, or, if such courts do not have jurisdiction, the United States District Court for the District of Maryland, shall be the sole and exclusive forum for:

(a) any derivative action or proceeding brought on behalf of the Corporation;

(b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation;

(c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL, the Charter or these Bylaws;

(d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine; or

(e) any other action asserting a claim of any nature brought by or on behalf of any stockholder, in such stockholder’s capacity as such, of the Corporation (which, for purposes of this Article VIII, shall mean any stockholder of record or any beneficial owners of stock of the Corporation either on his, her or its own behalf or on behalf of any series or class of shares of stock of the Corporation or any group of stockholders of the Corporation) against the Corporation or any director or officer or other employee of the Corporation.

As the Corporation would be irreparably harmed by any action filed in violation of this Article VIII and could not be adequately compensated by monetary damages alone, the Corporation shall be entitled to specific performance of this Article VIII and to temporary, preliminary and permanent injunctive relief to specifically enforce the terms of this Article VIII and to prevent any breaches thereof.

In the event that any action or proceeding described in the preceding sentence is pending in the courts of the State of Maryland, any stockholder that is party to such action, proceeding or claim shall cooperate in seeking to have the action or proceeding assigned to the Business & Technology Case Management Program pursuant to Maryland Rule 16-205 or any successor thereof.